As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-241026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0526415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Robert-Bourassa Blvd., Suite 5000, Montreal, Quebec, Canada H3C 2M1

(Address of Principal Executive Offices, Including Zip Code)

Resolute Forest Products 2019 Equity Incentive Plan

(Full title of the plan)

The Corporation Trust Company

Corporation Trust Center, 1209 Orange Street

Wilmington, Delaware 19801

(Name and address of agent for service)

302-658-7581

(Telephone number, including area code, of agent for service)

COPIES TO:

Resolute Forest Products Inc. 111 Robert-Bourassa Blvd., Suite 5000 Montreal, Quebec, Canada H3C 2M1 (514) 875-2160 Attention: Remi G. Lalonde	Seyfarth Shaw LLP Willis Tower 233 S. Wacker Drive, Suite 8000 Chicago, IL 60606-6448 (312) 460-5000 Attention: Ameena Majid

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8, File No. 333-241026 (the “Registration Statement”), is filed by Resolute Forest Products Inc. (the “Registrant”) solely for the purpose of correcting a clerical error in the consent of PricewaterhouseCoopers LLP (the “Consent”) filed as Exhibit 23.1 to the Registration Statement. The corrected Consent is filed as Exhibit 23.1 to this Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibits

5.1	Opinion of Counsel regarding the legality of the securities being registered (filed as Exhibit 5.1 to the Registration Statement on Form S-8, File No. 333-241026, as filed with the SEC on August 5, 2020 and incorporated herein by reference).

10.1	First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-8, File No. 333-241026, as filed with the SEC on August 5, 2020 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

INDEX TO EXHIBITS

Exhibits

5.1	Opinion of Counsel regarding the legality of the securities being registered (filed as Exhibit 5.1 to the Registration Statement on Form S-8, File No. 333-241026, as filed with the SEC on August 5, 2020 and incorporated herein by reference).

10.1	First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-8, File No. 333-241026, as filed with the SEC on August 5, 2020 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, Canada, on August 7, 2020.

RESOLUTE FOREST PRODUCTS INC.

By:	/S/ Yves Laflamme
Name:	Yves Laflamme
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ Yves Laflamme	President, Chief Executive Officer and Director	August 7, 2020
Yves Laflamme	(Principal Executive Officer)

/S/ Bradley P. Martin	Chairman of the Board	August 7, 2020
Bradley P. Martin

/S/ Rémi G. Lalonde	Senior Vice President and Chief Financial Officer	August 7, 2020
Remi G. Lalonde	(Principal Financial Officer)

/S/ Hugues Dorban	Vice President and Chief Accounting Officer	August 7, 2020
Hugues Dorban	(Principal Accounting Officer)

/S/ Randall C. Benson	Director	August 7, 2020
Randall C. Benson

/S/ Suzanne Blanchet	Director	August 7, 2020
Suzanne Blanchet

/S/ Jennifer C. Dolan	Director	August 7, 2020
Jennifer C. Dolan

/S/ Alain Rhéaume	Director	August 7, 2020
Alain Rhéaume

/S/ Michael S. Rousseau	Director	August 7, 2020
Michael S. Rousseau